UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2023
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TILLY’S, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
(949) 609-5599
(Registrant’s Telephone Number, Including Area Code)
  ______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	TLYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
On April 27, 2023 (the “Closing Date”), World of Jeans & Tops, a California corporation (“WOJT”) and wholly-owned subsidiary of Tilly’s, Inc., a Delaware corporation (the “Company”), as borrower, and the Company, as guarantor, entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as lender, administrative agent and collateral agent (the “Agent”). The Credit Agreement replaced WOJT’s existing amended and restated credit agreement (the “Prior Credit Agreement”), dated as of January 20, 2022, as amended, with the Agent, under which WOJT had revolving commitments of $25.0 million and a sublimit on letters of credit of $15.0 million. The Prior Credit Agreement was terminated concurrently with the entry into the Credit Agreement. No borrowings were outstanding under the Prior Credit Agreement as of the Closing Date. Capitalized terms used without definition are defined in the Credit Agreement.
General Terms
The Credit Agreement provides for an asset-based, senior secured revolving credit facility (“Revolving Facility”) of up to $65.0 million (“Revolving Commitment”) consisting of revolving loans, letters of credit and swing line loans provided by Lenders, with a sublimit on letters of credit outstanding at any time of $10.0 million and a sublimit for swing line loans of $7.5 million. The Credit Agreement also includes an uncommitted accordion feature whereby WOJT may increase the Revolving Commitment by an aggregate amount not to exceed $12.5 million, subject to certain conditions. The Revolving Facility matures on April 27, 2026. The payment and performance in full of the secured obligations under the Revolving Facility are secured by a lien on and security interest in all of the assets of the Company and WOJT.
The maximum borrowings permitted under the Revolving Facility is equal to the lesser of (x) the Revolving Commitment and (y) the Borrowing Base. The Borrowing Base is equal to (a) 90% of the Borrowers’ eligible credit card receivables, plus (b) 90% of the Cost of the Borrowers’ eligible inventory, less inventory reserves established by the Agent, and adjusted by the appraised value of such eligible inventory, plus (c) 90% of the Cost of the Borrowers’ eligible in-transit inventory, less inventory reserves established by the Agent, and adjusted by the appraised value of such eligible in-transit inventory (not to exceed 10% of the total amount of all Eligible Inventory included in the Borrowing Base) less (d) reserves established by the Agent. As of the Closing Date, WOJT’s Borrowing Base was equal to the Deemed Borrowing Base Amount of $25.0 million, making WOJT eligible to borrow up to a total of $25.0 million under the Revolving Facility until completion of a collateral audit reasonably acceptable to the Agent. Deemed Borrowing Base Amount is applicable during the Deemed Borrowing Base Period, which commenced on the Closing Date and will expire upon the Agent’s receipt of reasonably satisfactory due diligence materials with respect to the Borrowing Base and other financial conditions of the Borrower current as of the last thirty (30) days prior to the date of delivery of such materials (or such longer period as agreed by the Agent). Following the expiration of the Deemed Borrowing Base Period, the maximum borrowings will be based on the lesser of the Borrowing Base or the Revolving Commitment. WOJT is required do deliver the relevant diligence materials within 60 days (or such longer period as agreed by the Agent) after the Closing Date, or the Deemed Borrowing Base Amount will be reduced to $0. As of the Closing Date, WOJT had no outstanding borrowings under the Credit Agreement and the only utilization of the letters of credit sublimit under the Credit Agreement was a $2.025 million irrevocable standby letter of credit, which was previously issued under the Prior Credit Agreement and was transferred on the Closing Date to the Credit Agreement.
Interest Rates and Fees
The unused portion of the Revolving Commitment accrues a commitment fee of 0.375% per annum. Borrowings under the Revolving Facility bear interest at a rate per annum that ranges from the SOFR plus Credit Spread Adjustment (10 basis points for one- and three-month term SOFR) plus 1.50% to 2.00%, or the Base Rate plus 0.50% to the Base Rate plus 1.00%, based on the average daily borrowing capacity under the Revolving Facility over the applicable fiscal quarter. WOJT may elect to apply either SOFR or Base Rate interest to borrowings at its discretion, other than in the case of swing line loans, to which the Base Rate shall apply.
Covenants
Under the Credit Agreement, WOJT and the Company are subject to a variety of affirmative and negative covenants customary in an asset-based lending facility, including a financial covenant relating to availability, and provides for customary events of default. Prior to the first anniversary of the Closing Date, WOJT and the Company are prohibited from declaring or paying any cash dividends to their respective stockholders or repurchasing their own common stock. After the first anniversary of the Closing Date, WOJT and the Company are allowed to declare and pay cash dividends to their respective stockholders and repurchase their own common stock, provided, among other things, no default or event of default exists as of the date of any such payment and after giving effect thereto and certain minimum availability and minimum projected availability tests are satisfied.
Events of Default
Events of default under the Credit Agreement include, among other things, failure to pay principal, interest, fees or other amounts; covenant defaults; material inaccuracy of representations and warranties; bankruptcy events with respect to WOJT or the Company; actual or asserted invalidity of any of the Loan Documents; or a change of control of WOJT or the Company.

Ancillary Agreements
In connection with the entry into the Credit Agreement, on April 27, 2023, WOJT and the Company entered into certain ancillary agreements, including (i) a security agreement in favor of the Agent (the “Security Agreement”), and (ii) a guaranty by the Company in favor of the Agent (the “Guaranty”). The Security Agreement and the Guaranty replaced (i) the third party pledge agreement, dated as of January 20, 2022, by the Company in favor of Wells Fargo Bank, National Association (the “Prior Pledge Agreement”), (ii) the continuing guaranty by the Company in favor of Wells Fargo Bank, National Association, dated January 20, 2022, (the “Prior Guaranty”) and (iii) the security agreement: business assets, dated as of January 20, 2022, by WOJT in favor of Wells Fargo Bank, National Association (the “Prior Security Agreements”), which were all terminated concurrently with the termination of the Prior Credit Agreement.
The foregoing descriptions of the Credit Agreement, the Security Agreement and the Guaranty do not purport to be complete and are subject to, and qualified in their entirety by reference to the Credit Agreement, the Security Agreement and the Guaranty, respectively, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement
The information included in 1.01 of this Current Report on Form 8-K regarding the termination of the Prior Credit Agreement, the Prior Pledge Agreement, the Prior Guaranty and the Prior Security Agreements is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
The following exhibits are being furnished herewith.
(d)     Exhibits.

Exhibit No.	Exhibit Title or Description
10.1	Credit Agreement, dated April 27, 2023, by and among World of Jeans & Tops, Tilly’s, Inc. and Wells Fargo Bank, National Association.
10.2	Security Agreement, dated April 27, 2023, by and among World of Jeans & Tops, Tilly’s, Inc. and Wells Fargo Bank, National Association.
10.3	Guaranty, dated April 27, 2023, of Tilly’s, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: April 28, 2023	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Executive Vice President, Chief Financial Officer